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EXHIBIT 11


                           ALCO STANDARD CORPORATION
                      COMPUTATIONS OF EARNINGS PER SHARE
                   (in thousands, except earnings per share)

                                                        1996                  1995
                                               ---------------------   ---------------------
                                                            Fully                   Fully
                                                Primary   Diluted(1)    Primary   Diluted(1)
                                               ---------  ----------   ---------  ----------
Three Months Ended June 30

Average Shares Outstanding
Common shares                                   128,905     128,905      114,622    114,622
Preferred stock
  Senior Securities                                                                   9,016
Convertible loan notes                                          373
Options                                           2,050       2,067        2,074      2,232
                                               --------    --------     --------   --------
  Total shares                                  130,955     131,345      116,696    125,870
                                               ========    ========     ========   ========

Income
Continuing Operations                          $ 43,656    $ 43,656     $ 30,868   $ 30,868
Discontinued Operations                         (20,143)    (20,143)      29,018     29,018
                                               --------    --------     --------   --------
Net Income                                     $ 23,513    $ 23,513     $ 59,886   $ 59,886
Less: Preferred dividends                         4,885       4,885        2,893
                                               --------    --------     --------   --------
Net income available to common shareholders    $ 18,628    $ 18,628     $ 56,993   $ 59,886
                                               ========    ========     ========   ========

Earnings (Loss) Per Share
Continuing Operations                          $   0.30    $   0.30     $   0.24   $   0.25
Discontinued Operations                           (0.16)      (0.16)        0.25       0.23
                                               --------    --------     --------   --------
Earnings Per Share                             $   0.14    $   0.14     $   0.49   $   0.48
                                               ========    ========     ========   ========


Nine Months Ended June 30

Average Shares Outstanding
Common shares                                   124,332     124,332      113,878    113,878
Preferred stock
  Senior Securities                                           3,202                   9,016
Convertible loan notes                                          373
Options                                           1,872       1,968        2,122      2,370
                                               --------    --------     --------   --------
  Total shares                                  126,204     129,875      116,000    125,264
                                               ========    ========     ========   ========

Income
Continuing Operations                          $121,079    $121,079     $ 84,616   $ 84,616
Discontinued Operations                          34,717      34,717       71,978     71,978
                                               --------    --------     --------   --------
Net Income                                     $155,796    $155,796     $156,594   $156,594
Less: Preferred dividends                        17,434      14,655        8,679
                                               --------    --------     --------   --------
Net income available to common shareholders    $138,362    $141,141     $147,915   $156,594
                                               ========    ========     ========   ========

Earnings (Loss) Per Share
Continuing Operations                          $   0.82    $   0.82     $   0.66   $   0.68
Discontinued Operations                            0.28        0.27         0.62       0.57
                                               --------    --------     --------   --------
Earnings Per Share                             $   1.10    $   1.09     $   1.28   $   1.25
                                               ========    ========     ========   ========

(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.